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                                                                EXHIBIT 10.10(b)

                              AGREEMENT OF SUBLEASE


                                     between


                                 i3 Mobile, Inc.
                                   Sublandlord


                                       and


                             O'DONNELL & ASSOCIATES,
                                    Subtenant


                                    Premises:

                              Portion of Suite 501
                                 One Dock Street
                              Stamford, Connecticut

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        AGREEMENT OF SUBLEASE (this "Sublease"), made as of the 1st day of
August, 2000, between i3 MOBILE, INC., a Delaware corporation, having an office address at 181 Harbor Drive, Stamford, CT 06902 ("Sublandlord"), and O'DONNELL & ASSOCIATES, a Connecticut partnership, having an office address at 832 Bedford Street, Stamford, Connecticut 06901 ("Subtenant").

                                    RECITALS:

        A. Seaboard Property Management, Inc, a Delaware Corporation, as landlord ("Overlandlord") and Sublandlord (formerly known as Intelligent Information Incorporated), as tenant, entered into a Lease Agreement, dated as of April 27, 1995 (the "Master Lease"), pursuant to which Sublandlord leased from Overlandlord 3,217 square feet of space located on the fifth floor of the building known by the street address One Dock Street, Stamford, Connecticut (the "Building").

        B. Overlandlord and Sublandlord have entered into a Lease Modification Agreement effective as of April 15, 1997 (the Master Lease together with said Lease Modification Agreement are hereinafter collectively referred to as the "Overlease") where Sublandlord leased 1,830 square feet of additional space on the fifth floor of the Building (together with the space taken per the terms of the Master Lease referred to as the "Overlease Premises").

        C. Sublandlord desires to sublease to Subtenant, and Subtenant desires to sublease from Sublandlord, a portion of the Overlease Premises on the terms and conditions contained herein.

                                   WITNESSETH:

        NOW, THEREFORE, in consideration of the mutual covenants herein contained, it is mutually agreed as follows:

        1.      Subleasing of Premises.

        1.1. Sublandlord hereby subleases to Subtenant, and Subtenant hereby hires from Sublandlord, the Premises, as hereinafter defined, consisting of a portion of the Overlease Premises, as shown on "Exhibit A" annexed hereto and made a part hereof.

        1.2. For all purposes of this Sublease, the parties agree that the Overlease Premises includes 5,047 square feet of rentable area, regardless of actual measurements or anything else to the contrary.

        1.3. The "Premises" for purposes of this Sublease means that portion of the Overlease Premises as shown on Exhibit A and agreed by the parties to consist of 3,217 rentable square feet.

        1.4. As used herein the term "Subtenant's Proportionate Share" refers to a fraction the numerator of which is the number of square feet of rentable area included in the Premises and the denominator of which is the number of square feet of rentable area included in the Overlease Premises.

        2.      Term.

        2.1. The term of this Sublease for the Premises commences on the date (the "Commencement Date") which is the first calendar date of the month following the later of (i) the date on which the

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Overlandlord consents to the Sublease, and (ii) the date on which Subtenant and
Sublandlord have both executed and delivered this Sublease. The term of this Sublease ends for the Premises on March 30, 2002 (the "Expiration Date") or on such earlier date upon which such term expires or is terminated pursuant to any of the conditions or covenants of this Sublease or pursuant to law.

        2.2. Subtenant, on the date on which the term of this Sublease expires or is terminated, is required to vacate and surrender possession of all portions of the Premises in the same condition as taken reasonable wear and tear excepted. The provisions of this Section 2.2 survive the expiration of the term, and any termination, of this Sublease.

        3.      Rents.

        3.1. Subtenant is required to pay to Sublandlord fixed rent (the "Fixed Rent") as follows:

                (a) for the Premises, commencing on the Commencement Date and ending on March 31 2001, monthly installments of $4,172.19; and

                (b) for the Premises, commencing on April 1, 2001 and ending on the Expiration Date, payable in monthly installments of $4,441.36.

Each monthly installment of Fixed Rent is payable on the first day of each calendar month during the term of this Sublease, except that $4,172.19, constituting, and to be applied in payment of, the first monthly installment of Fixed Rent for the Premises, is payable at the time of execution and delivery of this Sublease by Subtenant.

        3.2. In addition to the Fixed Rent, commencing on the Commencement Date and continuing for the entire term of this Sublease, Subtenant is required to reimburse Sublandlord for all Additional Rent, as defined in the Overlease, payable by Sublandlord with respect to Subtenant's Proportionate Share of all Additional Rent, as defined in the Overlease, payable by Sublandlord under the Overlease. Subtenant's payments to Sublandlord under this Section 3.2 are due on the dates on which Sublandlord's payments under the Overlease are due to Overlandlord. If Sublandlord receives any refund (or credit) from Overlandlord in respect of any amount paid by Subtenant under this Section 3.2, Sublandlord is required to provide Subtenant with a corresponding refund (or credit), less any costs and expenses incurred by Sublandlord in connection with obtaining the same.

        3.3. In addition to the foregoing, Subtenant is required to bear and, on demand, pay (or reimburse Sublandlord for) all other costs and expenses (including all amounts payable under the Overlease) relating to the Premises or the use and occupancy of any thereof, or any act or omission therein or with respect thereto, or any utility or service furnished thereto. All of the foregoing constitutes additional rent. Without limiting the generality of the foregoing, Subtenant must pay for any supplemental, overtime or above building standard HVAC, maintenance, repair, electric or other service for which a separate charge is made by Overlandlord or any third party including the Initial Electrical Charge under the Overlease (which equates to an additional minimum monthly payment of $455.71 per month).

        3.4. As used herein the term "additional rent" refers to all sums of money which are payable by Subtenant to Sublandlord or Overlandlord or otherwise hereunder, other than Fixed Rent, and the term "rents" refers to Fixed Rent and additional rent. All rents are payable in lawful money of the United States at such place and to such person as Sublandlord from time to time designates.

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        3.5.    Subtenant must pay promptly all rents as and when the same become due without set-off, offset or deduction of any kind whatsoever except as otherwise provided for herein and, in the event of Subtenant's failure to pay any additional rent when due, Sublandlord will have all of the rights and remedies provided for herein or at law or in equity in the case of non-payment of Fixed Rent.

        3.6. Sublandlord's failure during the term of this Sublease to prepare and deliver any statement or bill required or permitted to be delivered to Subtenant hereunder, or Sublandlord's failure to make a demand under this Sublease, is not in any way a waiver of, and will not cause Sublandlord to forfeit or surrender, its rights to collect any rents which may have become due from Subtenant pursuant to this Sublease. Subtenant's liability for rents accruing during the term of this Sublease survives the expiration or sooner termination of this Sublease.

        3.7. During the term of this Sublease, Subtenant shall provide Sublandlord with unrestricted access to a portion of the Premises formerly used by Sublandlord as its operations center together with reasonable ingress and egress thereto, as shown on "Exhibit A" annexed hereto and made a part hereof ("Ops Center Access"). In consideration for this right of unrestricted Ops Center Access, Sublandlord agrees to pay Subtenant a monthly fee of $388.42 through March 31, 2001 and $411.01 commencing on April 1, 2001 through the end of the term.

        4.      Condition of the Premises.

        4.1. Subtenant represents that it has examined (or waived examination of) the Premises. Sublandlord has not made and does not make any representations or warranties as to the physical condition of the Premises (including any latent defects in or to the Premises), the uses to which the Premises may be put, or any other matter or thing affecting or relating to the Premises, except as specifically set forth in this Sublease. Subtenant agrees to accept the Premises in their "as is" condition as of the date hereof as the same may be affected by reasonable wear and tear after the date hereof, and, Sublandlord has no obligation whatsoever to alter, improve, decorate or otherwise prepare the Premises for Subtenant's occupancy or use.

        5.      Subordination to and Incorporation of the Lease.

        5.1. This Sublease is subordinate to the Overlease, and to all leases, and mortgages and other rights or encumbrances to which the Overlease is subordinate. This provision is self-operative, but Subtenant, within ten (10) days of Sublandlord's request, must execute any instrument reasonably requested by Sublandlord or Overlandlord to evidence or confirm the same. Sublandlord will request that Overlandlord enter into a non-disturbance, recognition and attornment agreement in a form reasonably acceptable to Subtenant and Overlandlord and otherwise as provided in the Overlease, and will request that Overlandlord obtain a similar agreement from any lessor or mortgagee of Overlandlord, but neither Sublandlord nor Overlandlord (a) is obligated to make any payment or incur any liability to obtain any such agreement, unless Subtenant pays in advance to Sublandlord or Overlandlord, as the case may be, an amount that is no less than such payment or liability, or (b) is obligated to commence any litigation or otherwise undertake unusual or inordinate measures to obtain any such agreement. Subtenant must reimburse all reasonable costs, including reasonable attorneys' fees, incurred by Sublandlord or Overlandlord in preparing or obtaining the documentation required by this Section, except to the extent that any lessor or mortgagee is an affiliate of Overlandlord.

        5.2. Sublandlord represents that a true and complete copy of the Overlease (with certain information redacted therefrom) is annexed hereto as "Exhibit B". If Sublandlord complies with its obligations under this Sublease and if the Overlease nevertheless terminates for any reason, then this Sublease will also terminate, without any liability of Sublandlord to Subtenant on account thereof.

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        5.3.    Sublandlord will not, as long as Subtenant is not in default under this Sublease:

                (a) do or approve anything that would cause the Overlease to be canceled, terminated or forfeited, unless Overlandlord has agreed in the case of any such cancellation, termination or forfeiture to provide non-disturbance protection in favor of Subtenant on terms no less favorable to Subtenant than the terms provided for in the Overlease; provided, however, that nothing in this
Section 5.3 will prevent Sublandlord from exercising any option to cancel or terminate the Overlease pursuant thereto;

                (b) enter into any amendment to the Overlease which prevents or adversely affects the use of the Premises by Subtenant in accordance with the terms of this Sublease or increases the obligations of Subtenant or decreases Subtenant's rights under this Sublease; or

                (c) permit a default under the Overlease to continue after notice and an opportunity to cure so as to entitle the Overlandlord under the Overlease to withhold any approval or consent which Subtenant has requested pursuant to this Sublease.

        5.4. Except as otherwise expressly provided in, or otherwise inconsistent with, this Sublease, and except to the extent not applicable to the Premises, all of the provisions of the Overlease (the "Incorporated Provisions") are hereby incorporated in this Sublease by reference with the same force and effect as if set forth at length herein and provided further that unless the context requires otherwise:

                (a) references in such provisions to Landlord are deemed to refer to Sublandlord,

                (b) references in such provisions to Tenant are deemed to refer to Subtenant,

                (c) references in such provisions to the Premises or the Leased Premises are deemed to refer to the Premises hereunder,

                (d) references in such provisions to fixed rent are deemed to refer to the Fixed Rent hereunder,

                (e) references in such provisions to other Incorporated Provisions are deemed to refer to such Incorporated Provisions as incorporated herein,

                (f) references in such provisions to the Overlease are deemed to refer to this Sublease, references in such provisions to superior leases are deemed to refer to leases to which the Overlease is subordinate and references in such provisions to mortgages or superior mortgages are deemed to refer to mortgages to which the Overlease is subordinate,

                (g) references in such provisions to subleases, sublettings or subtenants are deemed to refer to undersubleases, undersublettings or undersubtenants,

                (h) whenever, pursuant to any of the Incorporated Provisions as incorporated herein, Subtenant is required to furnish insurance, indemnification or other similar protection to or for Sublandlord, or to take some act as designated or directed by Sublandlord or to the satisfaction of Sublandlord, Subtenant is required to furnish the same to or for Overlandlord and Sublandlord, or to take the same as designated or directed by Overlandlord or Sublandlord or to the satisfaction of Overlandlord and Sublandlord,

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                (i)     whenever, pursuant to any of the Incorporated Provisions
as incorporated herein, Subtenant is required to obtain the consent or approval of Sublandlord to or with respect to any act, omission or thing (e.g. to any undersublease or assignment or to the making of any alterations, installations, additions or improvements), Subtenant is required to obtain the consent or approval of Overlandlord and Sublandlord to or with respect to such act, omission or thing,

                (j) whenever, pursuant to any of the Incorporated Provisions as incorporated herein, Subtenant grants any release, waiver or similar thing to Sublandlord, Subtenant is deemed to have granted the same to Overlandlord and Sublandlord,

                (k) whenever, pursuant to any of the Incorporated Provisions as incorporated herein, Subtenant grants Sublandlord any right of entry, access or use of the Premises, Subtenant is deemed to have granted such right to Overlandlord and Sublandlord,

                (l) any time period provided for in the Incorporated Provisions is shortened or lengthened, as the case may be, as necessary so that actions or omissions relating thereto may be coordinated with the corresponding actions or omissions under the Overlease or performed within the time required by the Overlease,

                (m) if the Overlease provides that any Incorporated Provisions survive the expiration or any termination of the Overlease, then such Incorporated Provisions survive the expiration of the term, and any termination, of this Sublease, and

                (n) without limiting the generality of any of the foregoing provisions of this Section 5.4, (A) Minimum Required Casualty Insurance Coverage shall be deemed $1,000,000 (B) Exhibit 2 shall be deleted and (C) Exhibit 6 shall be deleted.

        5.5. Notwithstanding anything to the contrary contained in this Sublease (including any of the Incorporated Provisions as herein incorporated), Sublandlord is not obligated:

                (a) to provide any of the services that Overlandlord has agreed in the Overlease to provide or is required by law to provide, or

                (b) to make any of the repairs or restorations that Overlandlord has agreed in the Overlease to make or is required by law to make, or

                (c) to comply with any laws or requirements of public authorities with which Overlandlord has agreed in the Overlease to comply, or

                (d) to take or to refrain from taking any other action that Overlandlord has agreed in the Overlease to take or to refrain from taking or is required by law to take or to refrain from taking (including, in either case, any obligations with respect to giving consents, approvals, etc.), or

                (e) to perform any obligation that Overlandlord has agreed in the Overlease to perform,

and Sublandlord has no liability to Subtenant on account of any failure of Overlandlord (or Sublandlord) to provide, make, comply with, take, refrain from taking, or perform any of the foregoing. With respect to Overlandlord's performance of obligations and exercise of rights and powers in accordance with the Overlease, to which reference is made in this Section:

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                        (i)     upon Subtenant's request and at Subtenant's
                expense, Sublandlord must make continuing, good faith and commercially reasonable efforts, without being obligated to commence any arbitration or litigation against Overlandlord, to
                (y) cause Overlandlord to perform, provide, make, comply with, take, and exercise the same, and (z) recover compensation on account of Overlandlord's failure to do so; provided, that prior to Sublandlord commencing or continuing any such efforts at Subtenant's specific request, Sublandlord may require that Subtenant specifically agree to reimburse or that Subtenant prepay Sublandlord's expenses by reason of such efforts, and

                        (ii) if any right or remedy of Sublandlord against Overlandlord or any duty or obligation of Overlandlord in either case under any of the Incorporated Provisions is subject to or conditioned upon Sublandlord's making any demand upon Overlandlord or giving any notice, request or statement to Overlandlord or taking any other similar action then, if Subtenant so requests, Sublandlord, at Subtenant's expense (such expense to be prepaid by Subtenant prior to Sublandlord commencing or continuing to act under this clause (ii)), must make such demand or request, give such notice or statement or take such other action.

Subtenant is required to defend, indemnify and hold harmless Sublandlord from and against any and all loss, cost, damage and expense incurred by Sublandlord, including reasonable attorney fees, under or in connection with (1) any such efforts, pursuant to clause (i) above, or (2) any such demand, notice, request, statement or similar action, pursuant to clause (ii) above. The provisions of the preceding sentence and of Section 5.8 survive the expiration of the term, and any termination, of this Sublease. Prior to taking or continuing to take any action at Subtenant's request under this Section 5.5, Sublandlord, from time to time, may require Subtenant to increase the amount of the security deposit under
Section 8 by such amount as Sublandlord reasonably determines in order to secure the faithful performance by Subtenant of its obligations under this Section 5.5.

        5.6. Whenever Subtenant desires to do any act or thing which requires the consent or approval of Sublandlord under any of the Incorporated Provisions as incorporated herein:

                (a) Subtenant must not do such act or thing without first having obtained the consent or approval of Overlandlord and Sublandlord;

                (b) Sublandlord is permitted to exercise its right to withhold consent or approval independently of Overlandlord's exercise of its right; provided, however, that if, in any instance, Overlandlord (i) is required by the Overlease not to unreasonably withhold consent or approval, and (ii) has granted such consent or approval, then Sublandlord may not unreasonably withhold such consent or approval; and

                (c) without limiting Sublandlord's right to withhold consent or approval in any instance and notwithstanding any Incorporated Provision or provision of law requiring Sublandlord to act reasonably, Sublandlord is entitled, without liability to Subtenant on account thereof, to withhold consent or approval whenever and for so long as Overlandlord withholds its consent or approval, regardless of whether or not Overlandlord is entitled to withhold such consent or approval and regardless of whether Overlandlord may have liability to Sublandlord or Subtenant on account thereof; and

                (d) Subtenant may not request Overlandlord's consent or approval directly and neither Sublandlord's forwarding Subtenant's request to Overlandlord nor Sublandlord's other efforts to obtain Overlandlord's consent or approval constitutes Sublandlord's consent or approval, and the same will not prejudice Sublandlord's right to withhold consent or approval.

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        5.7.    Notwithstanding any other provision of this Sublease, Subtenant must perform all of its obligations hereunder at such times, by such dates or within such periods, and otherwise as required to avoid any default under the Overlease or any breach or violation under the Overlease with respect to the Premises. The obligation of Sublandlord to perform in accordance with any and all of the provisions of this Section 5 is conditioned on Subtenant not being in default under this Sublease.

        5.8. Subtenant is required to indemnify Sublandlord from any loss, cost, damage or expense (including reasonable attorneys fees) arising out of any failure by Subtenant to perform any of its obligations under this Sublease, including any loss, cost, damage or expense which may result from any default under or termination of the Overlease arising by reason of any such failure.

        5.9. Subtenant understands and agrees that Sublandlord will continue to occupy the portion of the Overlease Premises not demised to Subtenant hereunder. As such, Subtenant grants Sublandlord, throughout the Term of this Sublease and at no cost to Sublandlord (i) unrestricted access for its employees, agents, guests and representatives through the entry points to the Overlease Premises and (ii) requires reasonable access to the main telephone and computer system control panels that are housed within the Premises.

        6. Covenant of Quiet Enjoyment. Upon Subtenant paying any and all rents (including additional rent) and observing and performing all the terms, covenants and conditions on Subtenant's part to be observed and performed hereunder, Subtenant may peaceably and quietly enjoy the Premises, subject nevertheless to the terms and conditions of this Sublease, including but not limited to Section 5.1 and the Incorporated Provisions, and to the Overlease and the other leases, mortgages and other rights and encumbrances referred to in the Overlease.

        7.      Alterations.

        7.1. The restrictions on, and other terms and conditions applicable to, the making of any alterations, additions, installations, substitutions, improvements or decorations in or about the Premises by or at the request of Subtenant (referred to herein as "Subtenant's Alterations") as provided in the Overlease are incorporated herein by reference, and the consent or approval of Overlandlord and Sublandlord is required for any Subtenant's Alterations.

        7.2. Subtenant must not commence or prosecute any alteration, installation, addition or improvement in or to the Premises, unless, in addition to having complied with all other provisions of this Sublease and the Incorporated Provisions as incorporated herein, Subtenant has furnished to Sublandlord (a) a fixed price general contract covering the same, and (b) payment and performance bonds in favor of Sublandlord guaranteeing lien free completion of the work in form, amount and issued by a surety satisfactory to Sublandlord in its reasonable judgement. Additionally, if Overlandlord has the right under the Overlease to require that any Subtenant's Alterations be removed at the end of the term of the Overlease, then Subtenant, prior to commencing the same, must increase the amount of the security deposit by such amount as Sublandlord reasonably determines in order to secure the faithful performance by Subtenant of its obligations to remove such Subtenant's Alterations.

        Security Deposit

        8.1 At the same time as or before Subtenant executes and delivers this Sublease, Subtenant is required to deliver to Sublandlord, in cash, or by a cashier's check or Subtenant's certified check, in either case drawn by or on a bank that is a member of the New York Clearing House Association, and payable to the order of Sublandlord, an amount no less than the Required Security Amount, as hereinafter defined, as security for the faithful performance and observance by Subtenant of the terms, covenants and conditions of this Sublease on Subtenant's part to be observed and performed. If Subtenant defaults in the observance or performance of any term, covenant or condition of this Sublease on Subtenant's part to be observed or performed, including payment of Fixed Rent and additional rent, beyond any applicable notice and cure period provided under this Sublease, Sublandlord may use, apply or retain the whole or any part of any Cash Security to the extent required for the payment of any rents with respect to which Subtenant is in default, or for the payment of any sum that Sublandlord may expend or incur because of Subtenant's default, including the payment of any damages or deficiency in the reletting of the Premises, without thereby waiving any other right or remedy of Sublandlord with respect to such default, and Sublandlord shall hold the remainder of any Cash Security as security for the faithful performance and observance by Subtenant of the terms, covenants and conditions of this Sublease on Subtenant's part to be observed and performed with the same rights as set forth above to use, apply or retain all or any part of such remainder of such Cash Security. If Sublandlord uses, applies or retains the whole or any part of any Cash Security under the foregoing provisions of this Section 8.1, Subtenant, promptly after notice thereof, shall pay to Sublandlord in cash, or by a cashier's check or Subtenant's certified check, in either case drawn by or on a bank that is a member of the New York Clearing House Association, and payable to the order of Sublandlord, the sum necessary to restore the Cash Security to an amount equal to the Required Security Amount. A failure by Subtenant to so restore the Cash Security to an amount equal to the Required Security Amount will constitute a material default by Subtenant under the terms, covenants and conditions of this Sublease.

        8.2 As of the date on which Subtenant first delivers Cash Security to Sublandlord as described in Section 8.1 and until there is a reduction in the Required Security Amount in accordance with this Section 8.2, the Required Security Amount is $ 4,441.36 and continuing thereafter for the remainder of the Term, and for an additional period of ninety (90) days after the Expiration Date.

        8. Notices. Any notice, statement, demand, consent, approval, advice or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this Sublease or pursuant to any applicable law or requirement of public authority concerning the Premises (collectively, "Notice") must be in writing and will have been properly given, rendered or made for purposes of this Sublease only if sent by personal delivery, receipted by the party to whom addressed, or by a recognized overnight courier, with receipt requested, or by pre-paid registered or certified mail, return receipt requested, posted in a United States post office station or depositary in the continental United States, and deemed given on the date received, addressed:

                        (a) to Subtenant (i) prior to the Commencement Date, at the address shown in the preamble to this Sublease,
                Attention: President, or (ii) on or after the Commencement Date, at the Premises, Attention: President,

                        (b) to Sublandlord, at its address first above written, Attention: General Counsel.

Either party may, by Notice actually received by the other party, designate (y) a different address in the United States for Notices intended for it, and (z) require the other party to provide a copy of any Notices to any other person at any other address in the United States.

        9. Parking. Subtenant is allocated on a non-exclusive, unreserved basis, without payment of any additional rent or charge, seven (7) parking spaces are included in the Premises. Subtenant's use of such parking spaces is in all other respects subject to the terms, provisions and conditions of the Overlease.

        10. Signage. Subtenant may, at Subtenant's cost and expense and with the prior written approval of Sublandlord and Overlandlord, install a listing with Subtenant's name on the building directory in the lobby of the Building.

        11.     Miscellaneous.

        11.1. The obligations of Sublandlord hereunder accruing at any time are binding only upon the owner, at that time, of the leasehold estate under the Overlease, and each purchaser or transferee of such leasehold estate is deemed to have assumed the obligations of Sublandlord hereunder accruing during the period of its ownership.

        11.2. Sublandlord has no liability to Subtenant on account of any failure or refusal by Overlandlord to grant any approval or consent. Sublandlord has no liability to Subtenant on account of any failure or refusal by Sublandlord to grant any approval or consent. In any instance in which Sublandlord is required by any provision of this Sublease (including any of the Incorporated Provisions as incorporated herein) or applicable law to not unreasonably withhold consent or approval, Subtenant's sole remedy is an action for specific performance or injunction requiring Sublandlord to grant such consent or approval, all other remedies which would otherwise be available being hereby waived by Subtenant. In any such action, the prevailing party is entitled to reimbursement of its legal fees from the other party. The provisions of this
Section 12.2 survive the expiration of the term, and any termination, of this Sublease.

        11.3. Subtenant represents and warrants to Sublandlord that Subtenant has not dealt with any broker, agent or finder in connection with this Sublease and Subtenant hereby agrees to indemnify Sublandlord against any claim for commission or other compensation in connection with this Sublease made against Sublandlord by any broker, agent or finder with whom Subtenant has dealt including attorneys fees incurred by Sublandlord in the defense of any such claim. The provisions of this Section 12.3 shall survive the expiration of the term, and any termination, of this Sublease.

        11.4. This Sublease contains the entire agreement between the parties and all prior negotiations and agreements are merged in this Sublease. Any agreement hereafter made is ineffective to change, modify or discharge this Sublease in whole or in part unless such agreement is in writing and signed by the parties hereto. No provision of this Sublease is deemed to have been waived by Sublandlord or Subtenant unless such waiver be in writing and signed by Sublandlord or Subtenant, as the case may be. The covenants and agreement contained in this Sublease bind and inure to the benefit of Sublandlord and Subtenant and their respective permitted successors and assigns.

        11.5. If any provision of this Sublease is held to be invalid or unenforceable in any respect, it is intended that the validity, legality and enforceability of the remaining provisions of this Sublease will not be affected thereby.

        11.6. The headings or captions in this Sublease are included only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Sublease nor the intent of any provisions thereof. Capitalized terms used herein have the same meanings as are ascribed to them in the Overlease, unless otherwise expressly defined herein. Unless otherwise stated, all references in this Sublease to Sections are understood to refer to Sections of this Sublease. The words "include" and "including", as used in this Sublease, mean, in each case, "without limitation".

        11.7. The parties acknowledge and agree (a) that each has substantial business experience and is fully acquainted with the provisions of this Sublease, (b) that the provisions and language of this

Sublease have been fully negotiated, and (c) that no provision of this Sublease shall be construed in favor of any party or against any party by reason of such provision or this Sublease having been drafted on behalf of one party rather than the other.

        11.8. The submission of this document by Sublandlord to Subtenant does not constitute an offer by Sublandlord, and Sublandlord is not bound in any way unless and until this Sublease is executed and delivered by both parties.

        12. This Sublease is subject to Overlandlord's consent. Sublandlord must request the same, but is not obligated to make any payment or incur any obligation to obtain the same. Sublandlord and Subtenant agree to join in the execution of the instrument of consent provided for in the Overlease.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement of Sublease as of the day and year first above written.

                                          SUBLANDLORD:

                                          i3 MOBILE, INC.


                                          By:   /s/ Stephen G. Maloney
                                             -----------------------------------
                                              Name:  Stephen G. Maloney
                                              Title: President and CEO

                                          SUBTENANT:

                                          O'DONNELL & ASSOCIATES


                                          By:  /s/ Keri O'Donnell
                                             -----------------------------------
                                              Name: Keri O'Donnell
                                              Title: President

                                    Exhibit A
                           FLOOR PLAN OF THE PREMISES

                                    Exhibit B
                                COPY OF OVERLEASE